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Exhibit 23.1


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
MicroTel International, Inc.

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-74281, 333-71035, 333-69571, 33-22518, 33-72926 and
333-12567) on Form S-8 of our report dated February 19, 1999, except as to the penultimate paragraph of Note 14 and the second paragraph of Note 16 which are as of March 1, 1999, relating to the consolidated financial statements and financial statement schedule of MicroTel International, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.


                                       BDO Seidman, LLP


Orange County, California
March 30, 1999